Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Nos. 333-64510; 333-100926 and 333-121198) and Form S-3 (Nos. 333-115507 and 333-121585) of Global Power Equipment Group Inc. of our report dated May 22, 2005, relating to the combined financial statements of Williams Industrial Services Group, which appears in the Current Report on Form 8-K/A of Global Power Equipment Group Inc., dated June 24, 2005.

/s/ BDO Seidman, LLP

Atlanta, Georgia

June 24, 2005